EXHIBIT 23.(i)(2)





             LETTERHEAD OF HENDERSON HUTCHERSON & MCCULLOUGH, PLLC



To: Bondy & Schloss

Re: American Family Cookies, Inc.

Date: January 7, 2002

In the registration statement for American Family Cookies, Inc., we hereby consent to the reference to our firm under the caption "Experts." We also consent to the inclusion of the "Independent Auditor's Report" for Gregory Enterprises Group dated October 1, 2001.


                                          /s/ Henderson, Hutcherson & McCullough
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